UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2015, Horizon Pharma Investment Limited (the “Issuer”), a wholly-owned subsidiary of Horizon Pharma plc (the “Company”) previously issued $400.0 million in aggregate principal amount of 2.50% Exchangeable Senior Notes due 2022 (the “Notes”). The Notes are governed by the Indenture, dated as of March 13, 2015, among the Issuer, the Company and U.S. Bank National Association, as trustee.

As previously reported, on June 3, 2020, the Issuer issued a notice of redemption to holders of its outstanding Notes, pursuant to which it announced that on August 3, 2020 (the “Redemption Date”) the Issuer would redeem all remaining outstanding Notes as of June 3, 2020 for cash at a price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any. Prior to the Redemption Date, the holders of the Notes have the right to elect to exchange their Notes for ordinary shares of the Company at a rate of 34.8979 ordinary shares per $1,000 principal amount of Notes. The Issuer satisfied and will satisfy its exchange obligations with respect to each $1,000 principal amount of Notes tendered by physical settlement, delivering ordinary shares of the Company, with cash in lieu of fractional shares.

As of June 22, 2020, the Company had issued an aggregate of 5,183,988 of its ordinary shares to noteholders as a result of exchanges of $148.5 million in aggregate principal amount of Notes. Assuming 100% of the $400.0 million principal amount of the Notes outstanding prior to the notice of redemption are voluntarily exchanged prior to the Redemption Date, the Company will issue an aggregate of approximately 13,959,160 of its ordinary shares, plus cash in lieu of fractional shares.

The ordinary shares of the Company delivered in connection with these exchanges have been issued in reliance on the exemption from registration provided by Section 4(a)(2) and 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2020	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer